Ex. 4.3.1

CHESAPEAKE ENERGY CORPORATION

and

the Subsidiary Guarantors named herein

8 1/8% SENIOR NOTES DUE 2011

TENTH SUPPLEMENTAL INDENTURE

DATED AS OF March 5, 2004

THE BANK OF NEW YORK

as successor Trustee to

United States Trust Company of New York

THIS TENTH SUPPLEMENTAL INDENTURE, dated as of March 5, 2004, is among Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and The Bank of New York, as successor to United States Trust Company of New York, as Trustee.

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors a party thereto and the Trustee entered into an Indenture, dated as of April 6, 2001, as supplemented prior to the date hereof (the “Indenture”), pursuant to which the Company has originally issued $800,000,000 in principal amount of 8 1/8% Senior Notes due 2011 (the “Notes”); and

WHEREAS, Section 9.01(3) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Holder to reflect the addition of any Subsidiary Guarantor, as provided for in the Indenture; and

WHEREAS, the Board of Directors of the Company has designated Chesapeake PRH Corp., Chesapeake Permian Acquisition, L.L.C., Chesapeake Permian, L.P. and Chesapeake Zapata, L.P. as Restricted Subsidiaries of the Company and desires to add such entities as Subsidiary Guarantors under the Indenture; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Tenth Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Tenth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Tenth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

Section 2.01. From this date, in accordance with Section 10.03 of the Indenture and by executing this Tenth Supplemental Indenture, Chesapeake PRH Corp., an Oklahoma corporation, Chesapeake Permian Acquisition, L.L.C., an Oklahoma limited liability company, Chesapeake Permian, L.P., an Oklahoma limited partnership, and Chesapeake Zapata, L.P., an Oklahoma limited partnership, are subject to the provisions of the Indenture as Subsidiary Guarantors to the extent provided for in Article Ten thereunder.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Tenth Supplemental Indenture. This Tenth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. The Company hereby notifies the Trustee that Chesapeake PRH Corp., Chesapeake Permian Acquisition, L.L.C., Chesapeake Permian, L.P. and Chesapeake Zapata, L.P. have each been designated by the Board of Directors of the Company as a Restricted Subsidiary (as that term is defined in the Indenture).

Section 3.04. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS TENTH SUPPLEMENTAL INDENTURE.

Section 3.05. The parties may sign any number of copies of this Tenth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANY:

CHESAPEAKE ENERGY CORPORATION

By	/s/ AUBREY K. MCCLENDON

Name:	Aubrey K. McClendon
Title:	Chief Executive Officer

SUBSIDIARY GUARANTORS:

CHESAPEAKE SOUTH TEXAS CORP.
CHESAPEAKE ENERGY LOUISIANA CORPORATION
CHESAPEAKE EP CORPORATION
CHESAPEAKE OPERATING, INC.
NOMAC DRILLING CORPORATION
CARMEN ACQUISITION, L.L.C.
CHESAPEAKE ACQUISITION, L.L.C.
CHESAPEAKE ENO ACQUISITION, L.L.C.
CHESAPEAKE FOCUS, L.L.C.
CHESAPEAKE KNAN ACQUISITION, L.L.C.
CHESAPEAKE MOUNTAIN FRONT, L.L.C.
CHESAPEAKE ORC, L.L.C.
CHESAPEAKE ROYALTY, L.L.C.
GOTHIC ENERGY, L.L.C.
GOTHIC PRODUCTION, L.L.C.
SAP ACQUISITION, L.L.C.
THE AMES COMPANY, L.L.C.
MC MINERAL COMPANY, L.L.C.
JOHN C. OXLEY, L.L.C.
OXLEY PETROLEUM CO. CHESAPEAKE PRH CORP.
CHESAPEAKE PERMIAN ACQUISITION, L.L.C.

By	/s/ AUBREY K. MCCLENDON

Name:	Aubrey K. McClendon
Title:	Chief Executive Officer

CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP
CHESAPEAKE LOUISIANA, L.P.
CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP
CHESAPEAKE-STAGHORN ACQUISITION L.P.
CHESAPEAKE SIGMA, L.P.
CHESAPEAKE PERMIAN, L.P.
CHESAPEAKE ZAPATA, L.P.

By:	Chesapeake Operating, Inc. as general partner of each representative entity

By	/s/ AUBREY K. MCCLENDON

Name:	Aubrey K. McClendon
Title:	Chief Executive Officer

TRUSTEE:

THE BANK OF NEW YORK, as successor to United States Trust Company of New York, as Trustee

By	/s/ LOUIS P. YOUNG

Name:	Louis P. Young
Title:	Vice President